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   [LETTERHEAD OF THE LAW OFFICES OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

                                                                       Exhibit 8


                                 March 6, 1998




BRE Properties, Inc.
44 Montgomery Street, Suite 3600
San Francisco, California 94104-4602


    Re:  Form S-3 Shelf Registration of Securitiesof BRE Properties, Inc.
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                                (the "COMPANY")
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Ladies and Gentlemen:

          In connection with the registration statement on Form S-3 being filed by you on March 6, 1998, with the Securities and Exchange Commission (the "REGISTRATION STATEMENT"), you have requested our opinion regarding whether the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT"), and whether its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "CODE"). This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters as set forth in the Registration Statement and the registration statements on Forms S-3 and S-4 previously filed with the Securities and Exchange Commission (the "PRIOR REGISTRATIONS"). In addition, the Company has provided a representation letter certifying, among other items, that it has elected to be taxed as a REIT since its formation on May 22, 1970, and that the Company has operated and will continue to operate in
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BRE Properties, Inc.
March 6, 1998
Page 2

accordance with the method of operation described in the Registration Statement and the Prior Registrations.

          Based on such assumptions and representations, it is our opinion that the Company has qualified as a REIT for its fiscal years ending July 31, 1994, July 31, 1995, its short taxable year ended December 31, 1995 and its fiscal year ending December 31, 1996 (the years, to the best knowledge of counsel, that are still subject to audit by the Internal Revenue Service), and the Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Code for its taxable year ending December 31, 1997 and thereafter provided the Company continues to meet the asset composition, source of income, shareholder diversification, distributions, recordkeeping, and other requirements of the Code necessary for the Company to qualify as a REIT. No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions and regulations promulgated thereunder, in effect on the dates thereof, and the interpretations of such provisions and regulations by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation form the factual statements set forth in the Registration Statement, the Prior Registrations or the written representations made by the Company in connection with this opinion may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Paul, Hastings, Janofsky & Walker, LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. We wish to point out that our opinion is not binding on the Internal Revenue Service and, without limiting our opinion, we note that there can be no assurance that all of the requirements for qualification as a REIT for any particular taxable year have in fact been met until the return for such taxable year has been reviewed by the Internal Revenue Service or the period for such review has expired.
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BRE Properties, Inc.
March 6, 1998
Page 2

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.



                                       Very truly yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP
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                                       PAUL, HASTINGS, JANOFSKY & WALKER LLP